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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): MAY 26, 2006

                                FIBERSTARS, INC.
             (Exact name of registrant as specified in its charter)

              California                  0-24230           94-3021850
    (State or Other Jurisdiction of    (Commission       (I.R.S. Employer
           Incorporation)              File Number)    Identification Number)

                    32000 Aurora Road
                       Solon, Ohio                             44139
        (Address of principal executive offices)             (Zip Code)

                                 (440) 715-1300
                         (Registrant's telephone number,
                              including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement

     On May 25, 2006, Fiberstars, Inc. (the "Company") entered into an Equipment Purchase and Supply Agreement (the "Coater Agreement"), with Deposition Sciences, Inc. ("DSI"), a subsidiary of Advanced Lighting Technologies, Inc. ("ADLT"). Pursuant to the terms of the Coater Agreement, the Company agreed to purchase a used machine, manufactured by DSI, capable of putting thin film coatings on a variety of substrates, including rods and reflectors used the Company's EFO products. The purchase price for the machine is $560,000.

     Under the terms of the Coater Agreement, the machine will remain in DSI's California facility and will be operated by DSI personnel. The Coating Agreement provides the Company with fixed coating prices for two years and will provide prices based on inflation over 5% per year thereafter. The initial term of the Coater Agreement is 5 years and 6 months. The Company anticipates that the purchase and supply arrangement will provide dedicated coating capacity and reduced coating costs for certain of its products. The Coating Agreement is similar in concept to the Purchase and Supply Agreement entered into with DSI in September 2005, which provided for coatings on a different machine.

     As a result of the execution and delivery of the Coater Agreement, an Equipment Purchase and Supply Agreement (the "Tipless Agreement"), between the Company and Venture Lighting International Inc. ("VLI"), another subsidiary of ADLT, became effective. Pursuant to the terms of the Tipless Agreement, the Company agreed to purchase a used machine capable of producing tipless, low wattage arc tubes for metal halide lighting sources. These arc tubes are used as a light source in the Company's EFO lighting products. The purchase price for the tipless machine is $760,000.

     As with the coating machine, the tipless machine will be operated by VLI personnel,. The cost for parts is fixed for one year, and thereafter will be based on VLI's actual operating costs, plus 33%., provided that an increase in product cost is limited to the amount by which material cost increases exceed 5% per year. The initial term of the Tipless Agreement is 7 years.

     Also effective as a result of the execution of the Coater Agreement was a Modification to Sublease (the "Modification"), pursuant to which the Company and Keystone Ruby, LLC ("Keystone") agreed to modify the terms of the Company's sublease of its headquarters and manufacturing facility in Solon, Ohio. Keystone had previously purchased the facility from an ADLT subsidiary and replaced VLI as the lessee and sublessor under the lease agreement governing the Sublease Agreement between the Company and VLI entered into in September 2005.

     Pursuant to the terms of the Modification, the initial term has been extended from December 31, 2008 to April 30, 2011. In addition, the rental rate per square foot has been reduced by $.10 for the remainder of 2006, an average of $.47 in 2007 and at least $.17 for 2008. In addition, the rent has been fixed for the additional three years of the term at a rate below the 2007 rate in the original sublease. The lease is for approximately 79,400 square feet, and the Company has an option to obtain additional 15, 600 square feet in the facility at the same rental rate by notice to Keystone on or before July 1, 2006.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: June 2, 2006

                                                  FIBERSTARS, INC.


                                                  By     /s/ Robert A. Connors
                                                         -----------------------
                                                  Name:  Robert A. Connors
                                                  Title: Chief Financial Officer

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